Exhibit 1.2

EXECUTION COPY

SUSQUEHANNA CAPITAL II

$50,000,000 Aggregate Liquidation Amount

11% Cumulative Trust Preferred Securities, Series II

UNDERWRITING AGREEMENT

March 9, 2010

J.P. Morgan Securities Inc.

As Representative of the

several Underwriters listed

in Schedule I hereto

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Susquehanna Capital II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and Susquehanna Bancshares, Inc., a corporation organized under the laws of the State of Pennsylvania (the “Company”), as depositor of the Trust and as guarantor under the Guarantee (as defined below), propose to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 50,000 11% Cumulative Trust Preferred Securities, Series II, liquidation amount $1,000.00 per security, of the Trust (the “Trust Preferred Securities”). The Trust Preferred Securities are to be issued under an amended and restated trust agreement (the “Trust Agreement”), to be entered into at or before the Closing Date (as defined below), by and among the Company, as sponsor, The Bank of New York Mellon Trust Company, N.A., as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), the individuals named therein who are officers or employees of the Company, as administrative trustees (the “Administrative Trustees,” and together with the Property Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption to the extent described in the Prospectus (as defined below), pursuant to a guarantee agreement (the “Guarantee”), to be entered into at or before the Closing Date, between the Company and The Bank of New York Mellon Trust Company, N.A., as guarantee trustee (the Guarantee Trustee).

The Trust will use the proceeds from the sale of the Trust Preferred Securities, together with the proceeds from the sale of its common securities (the “Common Securities”) to the Company concurrently with the sale of the Trust Preferred Securities, to purchase $50,010,000 aggregate principal amount of 11% Junior Subordinated Deferrable Interest Debentures, Series II (“Subordinated Debentures”) issued by the Company pursuant to the provisions of a subordinated indenture dated as of March 8, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”), as amended and supplemented by a supplemental indenture between the Company and the Indenture Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be entered into at or before the Closing Date.

Each of the Trust and the Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Trust Preferred Securities, as follows:

1. Registration Statement. The Trust has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-165349), including a prospectus, relating to capital securities of the Trust, of which the Trust Preferred Securities are a series. Such registration statement, at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act on March 8, 2010 and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Trust Preferred Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Trust Preferred Securities were first made (the “Time of Sale”), the Trust and the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 8, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Trust Preferred Securities by the Underwriters. (a) The Trust agrees to issue and sell the Trust Preferred Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Trust the respective liquidation amount of Trust Preferred Securities set forth opposite such Underwriter’s name in Schedule I hereto at an initial public offering price equal to 100% of the liquidation amount thereof (the “Purchase Price”) plus accumulated distributions, if any, from March 16, 2010 to the Closing Date.

The Trust will not be obligated to deliver any of the Trust Preferred Securities except upon payment for all the Trust Preferred Securities to be purchased as provided herein. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Subordinated Debentures, the Company hereby agrees to pay to the Underwriters on the Closing Date a commission of $30 per Trust Preferred Security.

(b) Each of the Trust and the Company understands that the Underwriters intend to make a public offering of the Trust Preferred Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Trust Preferred Securities on the terms set forth in the Prospectus. Each of the Trust and the Company acknowledges and agrees that the Underwriters may offer and sell Trust Preferred Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Trust Preferred Securities purchased by it to or through any Underwriter.

(c) Each of the Trust and the Company agrees that the proceeds from the sale of the Trust Preferred Securities to the public and of Common Securities to the Company concurrently with the sale of the Trust Preferred Securities are to be invested by the Trust in the Subordinated Debentures issued pursuant to the Indenture.

(d) Payment for and delivery of the Trust Preferred Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 16, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing (such date, the “Closing Date”).

(e) Payment for the Trust Preferred Securities to be purchased on the Closing Date shall be made by wire transfer in immediately available funds to the account(s) specified by the Trust to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters of the Trust Preferred Securities to be purchased on the Closing Date, of one or more global notes representing the Trust Preferred Securities to be purchased (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Trust Preferred Securities duly paid by the Trust. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(f) Each of the Company and the Trust acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Trust with respect to the offering of Trust Preferred Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Trust, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Trust, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Each of the Trust and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to either the Trust or the Company with respect thereto. Any review by the Underwriters of the Trust or the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Trust or the Company.

3. Representations and Warranties of the Trust and the Company. The Trust and the Company, jointly and severally, each represents and warrants, and agrees with, each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust nor the Company makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and will not at the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust nor the Company makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Neither the Trust nor the Company (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to, nor will prepare, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Trust Preferred Securities (each such communication by the Trust or the Company or their respective agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing

Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and, taken together with any other Issuer Free Writing Prospectus filed prior to the Closing Date, at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust nor the Company makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Trust or the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust nor the Company makes any representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of each of the Indenture Trustee, the Property Trustee and the Guarantee Trustee, in each case, under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or the Trust; (ii) none of the Company, any of its subsidiaries or the Trust, has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole, or the Trust, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, or the Trust; and (iii) none of the Company, any of its subsidiaries or the Trust has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clause (i), (ii) and (iii) and as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has the full power and authority to own or hold its properties and to conduct its business as described in the Prospectus and to perform its obligations under this Agreement; and the Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect (i) on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or the Trust, or (ii) on the performance by the Trust or the Company of their respective obligations under this Agreement or the Trust Preferred Securities (each (i) and (ii), a “Material Adverse Effect”).

(i) Bank Holding Company. The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

(j) Regulatory Compliance. The Company and each of its subsidiaries are in compliance with all laws administered by the regulations of the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank regulatory authorities (collectively with the FDIC and the Federal Reserve Board, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries to the extent such laws or regulations apply to the Company or any of its subsidiaries, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect or cause the Company to lose its financial holding company status; and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions; the deposit accounts of Susquehanna Bank, a Pennsylvania state-chartered bank, (the “Bank”), are insured with the FDIC up to applicable limits to the fullest extent permitted by law; no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened; and the Bank is the only bank subsidiary of the Company.

(k) Limitations of the Trust and Description of Administrative Trustees. The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Trust Agreement, and described in the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement and the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and described in the Prospectus; and each of the Administrative Trustees is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(l) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Subordinated Debentures, the Indenture, the Guarantee and the Trust Agreement (the “Company Documents”) and to perform its obligations hereunder and thereunder; the Trust has full right, power and authority to execute and deliver this Agreement, the Trust Preferred Securities and the Common Securities (the “Trust Documents” and together with the Company Documents, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n) The Company Documents. Each of the Company Documents has been duly authorized by the Company; the Indenture, the Guarantee and the Trust Agreement, upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act; and when duly executed and delivered in accordance with its terms by each of the parties thereto, each Company Document will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(o) The Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Trust and, when issued, delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement; and holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the “Delaware GCL”).

(p) The Common Securities. The Common Securities have been duly authorized and at the Closing Date will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement; the issuance of the Common Securities is not subject to preemptive or other similar rights; holders of the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware GCL; at the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company, free and clear of all liens, encumbrances, equities or claims; and the Common Securities and the Trust Preferred Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

(q) The Subordinated Debentures. The Subordinated Debentures have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(r) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

(s) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) No Violation or Default. None of the Company, any of its subsidiaries or the Trust is (i) in violation of its articles of incorporation, by-laws, Trust Agreement or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust is bound or to which any of the property or assets of the Company, any of its subsidiaries or the Trust is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Conflicts. The execution, delivery and performance by the Company of each of the Company Documents, the execution, delivery and performance by the Trust of each of the Trust Documents, compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, and the issuance and sale of the Trust Preferred Securities, the Common Securities and the Subordinated Debentures will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or the Trust pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust is bound or to which any of the property or assets of the Company, any of its subsidiaries or the Trust is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws or similar organizational documents of the Company, any of its subsidiaries or the Trust or (iii) result in the violation by the Company, any of its subsidiaries or the Trust of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Company Documents, the execution, delivery and performance by the Trust of each of the Trust Agreements, the issuance and sale of the Trust Preferred Securities, the Common Securities and the Subordinated Debentures and compliance by each of the Company and the Trust with the terms thereof and of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Trust Preferred Securities, the Subordinated Debentures and the rights of holder of the Trust Preferred Securities under the Guarantee, in each case under the Securities Act, the qualification of the Indenture, the Trust Agreement and the Guarantee under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

(w) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, any of its subsidiaries or the Trust is or may be a party or to which any property of the Company, any of its subsidiaries or the Trust is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, any of its subsidiaries or the Trust, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company and the Trust, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(x) Independent Accountants. PricewaterhouseCoopers LLP (“Pricewaterhouse”), who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y) Title to Real and Personal Property. The Company, its subsidiaries and the Trust each have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, its subsidiaries and the Trust, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, its subsidiaries or the Trust or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Title to Intellectual Property. The Company, its subsidiaries and the Trust each own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and none of the Company, any of its subsidiaries or the Trust have received any notice of any claim of infringement or conflict with any such rights of others.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, any of its subsidiaries or the Trust, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of its subsidiaries or the Trust, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(bb) Investment Company Act. Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Trust Preferred Securities, the Common Securities and the Subordinated Debentures, and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor the Trust will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(cc) Taxes. The Company, its subsidiaries and the Trust have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account any extension that has been sought); and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of its subsidiaries, the Trust or any of their respective properties or assets.

(dd) Licenses and Permits. The Company, its subsidiaries and the Trust possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, any of its subsidiaries or the Trust has received notice of any revocation or modification of any such material license, certificate, permit or authorization or has any reason to believe that any such material license, certificate, permit or authorization will not be renewed in the ordinary course.

(ee) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, any of its subsidiaries or the Trust exists or, to the best knowledge of the Company and the Trust, is contemplated or threatened and neither the Company nor the Trust is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its respective subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ff) Compliance With Environmental Laws. (i) Each of the Company, its subsidiaries and the Trust (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, its subsidiaries or the Trust, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company, any of its subsidiaries or the Trust under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Company, its subsidiaries or the Trust are aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries or the Trust, and (z) none of the Company, its subsidiaries or the Trust anticipates material capital expenditures relating to any Environmental Laws.

(gg) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of companies within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (A) no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan including any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur and (B) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iv) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (B) no such Plan is or is expected to be in “at risk” status (within the meaning of Title IV of ERISA) and (C) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(hh) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.

(ii) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries taken as a whole; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries taken as a whole are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or any of its subsidiaries that could have a material effect on the financial statements of the Company. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(jj) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(kk) No Unlawful Payments. None of the Company, any of its subsidiaries, the Trust or, to the best knowledge of the Company and the Trust, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or the Trust, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) Compliance with Money Laundering Laws. The operations of the Company, its subsidiaries and the Trust, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or the Trust with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Trust, threatened.

(mm) Compliance with OFAC. None of the Company, any of its subsidiaries, the Trust or, to the knowledge of the Company and the Trust, any director, officer, agent, employee or Affiliate of the Company, any of its subsidiaries or the Trust is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and none of the Company, any of its subsidiaries or the Trust will directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, and except as provided by applicable banking laws and regulations.

(oo) No Broker’s Fees. None of the Company, any of its subsidiaries or the Trust is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, any of its subsidiaries, the Trust or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Trust Preferred Securities.

(pp) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Trust Preferred Securities, the Common Securities or the Subordinated Debentures.

(qq) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Trust Preferred Securities, the Common Securities or the Subordinated Debentures.

(rr) Margin Rules. Neither the issuance, sale and delivery of the Trust Preferred Securities, the Common Securities or the Subordinated Debentures, nor the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Trust Preferred Securities.

4. Further Agreements of the Trust and the Company. Each of the Trust and the Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Trust or the Company, as appropriate, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus

(including the term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and, during the Prospectus Delivery Period, will file promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used in this Agreement, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Trust Preferred Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Trust Preferred Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Trust Preferred Securities by any Underwriter or dealer.

(b) Delivery of Copies. Upon the request of the Representative, the Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company and the Trust will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to

Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company or the Trust of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company or the Trust of any notice with respect to any suspension of the qualification of the Trust Preferred Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Trust will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Trust Preferred Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and the Trust will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Trust will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company and the Trust will qualify the Trust Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Trust Preferred Securities; provided that neither the Company nor the Trust shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a term of more than one year.

(j) Use of Proceeds. The Trust will apply the net proceeds from the sale of the Trust Preferred Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k) No Stabilization. Neither the Company nor the Trust will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Trust Preferred Securities.

(l) Rating Agencies. Each of the Company and the Trust will take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Trust Preferred Securities.

(m) Guarantee. The Company will issue the Guarantee and the Subordinated Debentures concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Trust and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Trust), other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company and the Trust in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of either the Company or the Trust.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Trust if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Trust Preferred Securities on the Closing Date as provided herein is subject to the performance by each of the Company and the Trust of its respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of each of the Company and the Trust contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Company, the Trust and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Rating of Trust Preferred Securities and No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) at least one “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (each such rating organization, a “Rating Agency”), has rated the Trust Preferred Securities in one of its four highest categories, (ii) no downgrading shall have occurred in the rating accorded such Trust Preferred Securities, (iii) no downgrading shall have occurred in the rating accorded any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any Rating Agency and (iv) no Rating Agency shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Trust Preferred Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Trust Preferred Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate satisfactory to the Representative of an executive officer of each of (i) the Company and (ii) the Trust, who has specific knowledge of the financial matters of the Company or the Trust, as the case may be, and (A) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct and that the Company or the Trust, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Pricewaterhouse, who has certified the consolidated financial statements of the Company shall have furnished to the Representative letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel to the Company. Morgan, Lewis & Bockius LLP, counsel to the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, each dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto. The General Counsel of the Company shall have furnished to the Representative her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(h) Opinion of Counsel to the Trust. Richards, Layton & Finger, P.A., counsel to the Trust, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Opinion and 10b-5 Statement of Counsel to the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of Counsel to the Indenture Trustee, Guarantee Trustee and Property Trustee. Emmet, Marvin and Martin, LLP, counsel to The Bank of New York Mellon Trust Company, N.A., as each of Indenture Trustee, Guarantee Trustee and Property Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Trust Preferred Securities, Common Securities or Subordinated Debentures; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Trust Preferred Securities, Common Securities or Subordinated Debentures.

(l) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, its subsidiaries and the Trust, each in its respective jurisdictions of organization, and the good standing of each in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Company and the Trust agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Trust in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company and the Trust. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Trust and each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Trust, as the case may be, in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the last full sentence on the cover page regarding delivery of the Trust Preferred Securities and (ii) under the heading “Underwriting” in the twelfth paragraph related to stabilization, syndicate covering transactions and penalty bids.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel, in the reasonable judgment of the Indemnified Person, would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for each of the Company and the Trust and each of their respective directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Trust

Preferred Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Trust from the sale of the Trust Preferred Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Trust Preferred Securities. The relative fault of the Company and Trust, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Trust Preferred Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Trust, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or NASDAQ, or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Trust Preferred Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Trust Preferred Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Trust Preferred Securities by other persons satisfactory to the Trust on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Trust Preferred Securities, then the Trust shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Trust Preferred Securities on such terms. If other persons become obligated or agree to purchase the Trust Preferred Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company or the Trust may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or the Trust, or counsel for the Underwriters, may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Trust agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Trust Preferred Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Trust as provided in paragraph (a) above, the aggregate liquidation amount of such Trust Preferred Securities that remains unpurchased does not exceed one-eleventh of the aggregate liquidation amount of all the Trust Preferred Securities, then the Trust shall have the right to require each non-defaulting Underwriter to purchase the liquidation amount of Trust Preferred Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the liquidation amount of Trust Preferred Securities that such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Trust as provided in paragraph (a) above, the aggregate liquidation amount of such Trust Preferred Securities that remains unpurchased exceeds one-eleventh of the aggregate liquidation amount of all the Trust Preferred Securities, or if the Trust shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting

Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that each of the Company and the Trust will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Trust or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Trust Preferred Securities, the Common Securities and the Subordinated Debentures and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of all counsel to each of the Company and the Trust; (v) the fees and expenses of Pricewaterhouse; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Trust Preferred Securities, the Common Securities and the Subordinated Debentures under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, not to exceed $10,000); (vii) the fees and expenses of counsel to the Underwriters incurred in connection with the preparation of the documentation and other matters relating to any alternative transactions considered by the Company and the Underwriters other than the offering of the Trust Preferred Securities contemplated hereby and the Company’s concurrent offering of common stock; (viii) any fees charged by rating agencies for rating the Trust Preferred Securities; (ix) the fees and expenses of the Indenture Trustee, each other Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (“FINRA”); and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Trust for any reason fails to tender the Trust Preferred Securities for delivery to the Underwriters or the Common Securities for delivery to the Company, (iii) the Company for any reason fails to tender the Subordinated Debentures for delivery to the Trust or (iv) the Underwriters decline to purchase the Trust Preferred Securities for any reason permitted under this Agreement other than pursuant to Section 10(c), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of each of the Company, the Trust and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Trust or the Underwriters pursuant to this Agreement, or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Trust Preferred Securities, the Common Securities and the Subordinated Debentures and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Trust or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, (fax: 212-834-4533); Attention: Syndicate Desk. Notices to the Company or the Trust shall be given to them at Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, (fax: 717-625-0331); Attention: Lisa Cavage.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page left intentionally blank.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SUSQUEHANNA CAPITAL II

By:	/s/ Drew K. Hostetter
	Name:	Drew K. Hostetter
	Title:	Administrative Trustee

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ William J. Reuter
	Name:	William J. Reuter
	Title:	Chief Executive Officer

Accepted: March 9, 2010

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

[Susquehanna Capital II Underwriting Agreement]

Schedule I

Underwriters	Aggregate Liquidation Amount of Trust Preferred Securities to be Purchased
J.P. Morgan Securities Inc.	$32,500,000
Keefe, Bruyette & Woods, Inc.	$17,500,000

Total	$50,000,000

Annex A

Time of Sale Information

1. The final Term Sheet dated March 9, 2010, in the form of Annex B.

A-1

Annex B

[Time of Sale Information]

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-165349 and 333-165349-03

March 9, 2010

SUSQUEHANNA CAPITAL II

$50,000,000 Aggregate Liquidation Amount

11% CUMULATIVE TRUST PREFERRED SECURITIES, SERIES II

Issuer:	Susquehanna Capital II (the “Trust”), a Delaware statutory trust, the sole assets of which will be 11% Junior Subordinated Deferrable Interest Debentures (collectively, the “Subordinated Debentures”) issued by Susquehanna Bancshares, Inc., a Pennsylvania corporation (“Susquehanna”). Susquehanna will own all common securities of the Trust.

Guarantor:	Susquehanna Bancshares, Inc.

Securities Issued to the Public:	11% Cumulative Trust Preferred Securities, Series II (the “Trust Preferred Securities”)

Legal Format:	SEC Registered

Aggregate Liquidation Amount:	$50,000,000

Liquidation Amount:	$1,000 per Trust Preferred Security

Coupon:	Distributions will accrue from March 16, 2010 at the annual rate of 11% payable semi-annually in arrears.

CUSIP/ISIN:	86910QAA8 / US86910QAA85

Expected Ratings:	Moody’s Investors Service: Ba2 Standard & Poor’s: BB-

Settlement Date:	March 16, 2010

Scheduled Maturity Date:	March 23, 2040

Interest Payment Dates:	Payable semi-annually in arrears on each March 23 and September 23, beginning September 23, 2010, unless those distribution payments are deferred as described below.

B-1

Day Count Convention:	The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption:	At any time on or after March 23, 2015, subject to any required approval of the Federal Reserve (if the redemption occurs prior to the Scheduled Maturity Date), in whole or in part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the date of redemption.

Redemption for Capital Treatment Event or a Tax Event:	Subject to any required approval of the Federal Reserve, redeemable in whole but not in part, within 90 days after the occurrence of a “capital treatment event” or a “tax event”, each as defined in the Prospectus Supplement, at a redemption price equal to 100% of the principal amount of the Subordinated Debentures being redeemed, plus accrued and unpaid interest to the date of redemption.

Deferral Provision:	The Trust will defer payments on the Trust Preferred Securities if Susquehanna defers payments on the Subordinated Debentures. Payments may be deferred for one or more consecutive interest periods that do not exceed 5 years without giving rise to an event of default and acceleration under the terms of the Subordinated Debentures or the Trust Preferred Securities. No interest deferral may extend beyond the maturity date or the earlier repayment in full or redemption in full of the Subordinated Debentures. Any deferred payments will accrue additional interest at the then applicable interest rate, compounded on each Interest Payment Date.

Public Offering Price:	100.0%

Underwriting Commissions:	3.0%

Use of Proceeds:	All proceeds from the sale of the Trust Preferred Securities and common securities of the Trust will be used by the Trust to purchase the Subordinated Debentures. Susquehanna expects to use the net proceeds from the sale of the Subordinated Debentures for general corporate purposes. Susquehanna may use a portion of the net proceeds to support future acquisitions, including FDIC-assisted acquisition transactions, or for the

B-2

redemption of all or a portion of the Series A preferred stock it issued to the U.S. Treasury in December 2008, subject to regulatory approval. Susquehanna does not expect to redeem all of the preferred stock issued to the U.S. Treasury until its non-performing asset generation has stabilized.

Clearance	DTC

Joint Bookrunning Managers	J.P. Morgan Securities Inc.

Keefe, Bruyette & Woods, Inc.

Allocation:

Aggregate Liquidation Amount
J.P. Morgan Securities Inc.	$32,500,000
Keefe, Bruyette & Woods, Inc.	$17,500,000

Total	$50,000,000

The issuer has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 212-834-4533.

B-3